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                                                                 EXHIBIT 10.21

                   Application Service Provider Agreement


     This Application Service Provider Agreement (the "Agreement") is entered into as of September 17th, 1999 (the "Effective Date") by and between OrganicNet, Inc., a Delaware corporation with offices at 330 Townsend Street, Suite 206, San Francisco, California 94107 ("OrganicNet") and Conxion Corporation, a California corporation with offices at 4201 Burton Drive, Santa Clara, California 95054 ("Conxion") (collectively, the "Parties").

OrganicNet is expanding its software distribution strategy to include an Internet Application Service Provider ("ASP") model whereby OrganicNet customers can access OrganicNet's software through the Internet on equipment hosted for OrganicNet by third parties.

The Parties have previously entered into three Dedicated Server Agreements, dated as of April 8, May 3, and June 1, 1999, and two T1 Service Agreements, dated as of May 23 and September 1, 1999 (collectively, the "Service Agreements"), a copy of each of which is attached hereto as Exhibit A, pursuant to which Conxion will continue to provide the services described therein ("Services") for OrganicNet.

In consideration for entering into this Agreement, Conxion has purchased $550,000 of OrganicNet Series C preferred stock.

The Parties wish to modify the terms of the Service Agreements to accommodate the ASP software distribution model. In consideration of the terms and conditions and mutual obligations contained in this Agreement, the parties agree as follows:

                                   Agreement

1. Governance. In the event that the terms of this Agreement are inconsistent with the terms of any Service Agreement entered into by the Parties now or in the future, the terms of this Agreement shall govern, notwithstanding any terms to the contrary in any such Service Agreement.

2. ASP Model. Conxion acknowledges and agrees that OrganicNet may use the services provided pursuant to the Service Agreements in fulfillment of the ASP software distribution model and, in particular, that end users of OrganicNet software shall be entitled to access such services.

3. Service Standards. Conxion agrees to supply the Services in a manner described in the Service Agreements (including attached proposals).

4. Maintenance And Upgrade Windows. Conxion agrees not perform maintenance or upgrades that would materially and adversely affect the Services except (i) when maintenance or upgrades are performed during the hours of 10:00 p.m. to 3:00 a.m., Pacific Time (the "Routine Window"), (ii) when the deferral of such maintenance or upgrades to a Routine Window would materially and adversely affect the security or performance of a Conxion data center. Conxion shall perform maintenance or upgrades in such a manner as to utilize the redundancy of any Services, to minimize the adverse impact on the Services and notify OrganicNet as far in advance as practicable of any maintenance or upgrades.

5. Enhanced Service Level Guarantee. In addition to the "Service and Performance Guarantees" set forth in the Service Agreements, Conxion shall provide the following enhanced service and performance guarantees to OrganicNet:

     5.1 In the event of an Outage (as defined below) under an existing Service Agreement during any business day, Conxion shall provide OrganicNet with a free day of service under such Service Agreement;

     5.2 In the event of five (5) Outages under an existing Service Agreement during any thirty (30) day period, Conxion shall provide OrganicNet with a free month of service under such Service Agreement;

                                      1.
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     5.3 In the event of two (2) consecutive months of free services under an existing Service Agreement, Conxion shall allow OrganicNet to cancel the applicable Service Contract without penalty.

     As used herein, an "Outage" related to any Service Agreement shall mean a service degradation on Conxion's network adversely affecting the Services under such Service Agreement that is greater than an average of 50% over any 12 minute period (excluding Routine Upgrade Windows) or circuit bandwidth utilization of greater than an average of 70% (Seventy Percent) for the circuit relating to such Services.

6. Service Rate Changes. Conxion reserves the right to change the service rates upon sixty (60) days prior written notice to OrganicNet; provided, however, that the new service rates charged to OrganicNet will be at least as favorable to OrganicNet as Conxion offers at such time to any customer. In the event any service rate change is greater than 10% (Ten Percent), Conxion may allow OrganicNet to cancel the applicable Service Contract with 60 days written notice without penalty.

7.   Term and Termination.

     7.1 Term and Additional Service Agreements. Notwithstanding anything contained in the Service Agreements, (i) Conxion may not terminate or suspend Services under any Service Agreements in the event of a bona fide dispute between the parties so long as undisputed payments are not withheld, and (ii) Conxion shall enter into extensions of existing Service Agreements upon the end of the applicable contract term, as required by OrganicNet, or into supplemental Service Agreements, as required by OrganicNet, on terms no less favorable to OrganicNet than Conxion offers at such time to any customer. Any subsequent Service Agreement shall be deemed to be a Service Agreement hereunder and shall be attached as an exhibit hereto and added to Exhibit A.

     7.2 Termination; Cure. In addition to the limitations on termination contained in Section 7.1, Conxion may not terminate any of this Agreement or the Services Agreements except in the event of a material breach of such agreement by OrganicNet; provided, however, that in the event of such a breach, Conxion may not terminate the applicable agreement until it shall have provided written notice of such breach to OrganicNet and OrganicNet shall have not have cured such breach within thirty (30) days of such notice.

     7.3 Survival. This Agreement shall survive termination of any Service Agreement.

8.   General.

     8.1 Notices. All notices, consents and approvals under this Agreement must be delivered in writing by courier, or by certified or registered mail, (postage prepaid and return receipt requested) to the other party at the address set forth beneath such party's signature, and will be effective upon receipt. Either party may change its address by giving notice of the new address to the other party.

     If to OrganicNet:                       If to Conxion:

     330 Townsend Street, Suite 206          4201 Burton Drive
     San Francisco, CA 94107                 Santa Clara, CA 95054
     Attn: William W. Shaw, III              Attn: Antonio Salerno

     8.2 Governing Law. This Agreement will be governed by the laws of the State of California as such laws apply to contracts between California residents performed entirely within California.

     8.3 Waivers. All waivers must be in writing. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

     8.4 Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

                                      2.
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     8.5 Entire Agreement.  This Agreement constitutes the entire agreement between the parties regarding the subject hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral. This Agreement may be amended only by a written document signed the Parties.

     In Witness Whereof, the Parties have executed this Application Service Provider Agreement as of the Effective Date.

OrganicNet, Inc.                             Conxion Corporation

By: /s/ William W. Shaw, III                 By: /s/ James C. Hunt
   -----------------------------------          -------------------------------

Name: William W. Shaw, III                   Name: James C. Hunt
     ---------------------------------            -----------------------------

Title: President                             Title: CFO
      --------------------------------             ----------------------------

Date:  9/17/99                               Date:  9/17/99
     ---------------------------------            -----------------------------

                                      3.
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                                   Exhibit A

                               Service Agreements


TYPE OF CONTRACT                                        DATE

Dedicated Server Agreements                       April 8, 1999
Dedicated Server Agreements                       May 3, 1999
T1 Service Agreement                              May 23, 1999
Dedicated Server Agreements                       June 1, 1999
T1 Service Agreement                              September 1, 1999